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                                                                 EXHIBIT 10.5

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                          PRINTHEAD PURCHASE AGREEMENT


                                 BY AND BETWEEN


                            OYO GEOSPACE CORPORATION


                                      AND


                                OYO CORPORATION

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                               NOVEMBER 10, 1995
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                          PRINTHEAD PURCHASE AGREEMENT


      THIS PRINTHEAD PURCHASE AGREEMENT is made and entered into this 10th day of November, 1995, by and between OYO Geospace Corporation, a Delaware corporation ("Purchaser"), with its principal office located at 7334 N. Gessner Road, Houston, Texas 77040, and OYO Corporation, a company organized and existing under the laws of Japan ("Seller"), with its principal office located at Ichigaya Building, 2-6, Kudan-Kita 4-chome, Chiyoda-ku, Tokyo 102, Japan.


                             W I T N E S S E T H :

      WHEREAS, Purchaser is in the business of designing and manufacturing instruments and equipment used in (i) the acquisition and processing of seismic data and (ii) certain other applications

      WHEREAS, Seller is in the business of providing engineering and consulting services primarily for the investigation of the earth's subsurface; and

      WHEREAS, Seller desires to resell certain printheads (i) suitable for incorporation into thermal plotters manufactured by Purchaser and (ii) acquired from the manufacturer thereof to Purchaser, and Purchaser desires to purchase printheads from Seller for use in Purchaser's line of thermal plotters;

      NOW, THEREFORE, in consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

      1.1 Definitions. For the purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

             (a) "Affiliate" means any Person that controls, is controlled by or is under common control with any other Person;

             (b) "Agreement" means this Printhead Purchase Agreement, as the same may subsequently be amended, modified or supplemented in accordance with its terms;

             (c) "Encumbrances" means any mortgage, pledge, lien, claim, encumbrance, charge or other security interest, option, defect or other right of any third Person of any nature whatsoever, other than inchoate mechanic's, materialmen's and similar liens arising in the ordinary course of business;
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             (d)   "Manufacturer" means various Japanese corporations or U.S.
      Affiliates thereof that manufacture Products or any successor Person of any of such Persons that carries on the business of manufacturing the Product;

             (e) "Party" means either Purchaser or Seller, and "Parties" means both Purchaser and Seller;

             (f) "Person" means a natural person or any entity of any kind, including (without limitation) joint stock companies, corporations, partnerships, limited liability companies, governmental entities and any other entity organized or formed under the law of any jurisdiction; and

             (g) "Product" means printheads manufactured on the date hereof by the Manufacturers or any improved or succeeding models of such printheads that are used by, or are useful to, Purchaser in its manufacture of thermal plotters.

      1.2    Other Definitional Provisions.

             (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless a specific provision is expressly referenced, refer to this Agreement as a whole and not to any particular provision of this document, and Article references contained in this Agreement are references to the Articles in this Agreement, unless otherwise specified.

             (b) All words used herein in the singular shall extend to and include the plural, and all words used herein in the plural shall extend to and include the singular.

             (c) All words used in any gender shall extend to and include all genders.


                                   ARTICLE 2
                               SALE AND PURCHASE

      2.1    Sale and Purchase Obligations.

             (a) Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of Purchaser's requirements for the Product during the term of this Agreement and in accordance with the terms and provisions hereof.

             (b) If Seller is unable to supply Purchaser with all of Purchaser's requirements for the Product within 30 days of receipt of an order from Purchaser, Purchaser may purchase the Products from another source or manufacture such Products itself. If the sum of (i) the number of Products held by Seller at the time it receives such order plus (ii) the number of Products that Seller is able to acquire through the exercise of reasonable commercial efforts during such 30-day period is insufficient to satisfy the requirements of Purchaser





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      and, to the extent applicable, Seller's other customers, Seller shall allocate its supply of Products first to fill Purchaser's requirements of the Product.

      2.2 Orders and Deliveries. All orders, processing and deliveries of the Product shall be made in accordance with the following procedures unless otherwise agreed in writing by both Parties:

             (a) An order may be placed at any time. Each order shall specify the type and quantity of the Product ordered, the type of packaging therefor, the requested delivery date, the destination of delivery and the method of delivery.

             (b) All shipments of Product shall be F.O.B. Seller's shipping point.

             (c) Seller shall maintain commercially reasonable insurance that insures the value of Products shipped to Purchaser. Solely for the purposes of this Article 2.2(c), the value of a Product shall be deemed to be the Purchase Price.

             (d) Seller acknowledges that delivery on or before the date specified in Purchaser's order is essential and agrees to use its best efforts to meet such specified delivery date.

             (e) Each order and purchase of the Product will be subject to the terms and conditions of this Agreement only, unless otherwise agreed in writing by both Parties.

      2.3    Pricing and Payment.

             (a) The purchase price payable by Purchaser for each unit of the Product (the "Purchase Price") shall be equal to (i) Seller's cost of purchasing one unit of the Product from the Manufacturer plus (ii) 10% of such per unit purchase cost.

             (b) Seller shall provide Purchaser reasonable access to its books and records to allow Purchaser to confirm Seller's purchasing costs.

             (c) Seller shall be responsible for the payment of all customs charges and taxes related to the sale and purchase of the Products.

             (d) Seller shall send Purchaser an invoice within 30 days after the delivery of Products pursuant to any order setting forth the types and quantities of Products shipped by Seller to Purchaser during the previous month. Within 30 days after the receipt of such invoice, Purchaser shall remit payment for such Products to Seller. All payments shall be made in Japanese Yen.

      2.4 Risk of Loss. The risk of loss from any casualty to the Products, regardless of the cause, shall be on Seller up to the time of receipt of the Products by





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Purchaser at Purchaser's delivery destination and until Purchaser has completed any proper inspection without rejection of the Products.

      2.5 Force Majeure. If any act or condition beyond the reasonable control of Purchaser or Seller prevents, restricts or interferes with the performance of this Agreement, and the Party then directly affected promptly gives notice to the other Party, the directly affected Party will be temporarily excused from performance to the extent of the prevention, restriction or interference. The affected Party must, however, use its reasonable effort to avoid or remove the causes of nonperformance and must continue performance with the utmost dispatch when the causes are removed. Causes beyond a Party's reasonable control include, without limitation, war, acts of God, hurricanes, tornadoes, typhoons, earthquakes, embargoes, export, shipping or remittance restrictions, cessations or interruptions for any reason in the manufacture, or sale to Seller, by Manufacturers of the Product, strikes, lockouts, accidents, fires, riot, delays or defaults caused by carriers, floods, governmental seizure, control or rationing or compliance with any law, ruling, order, regulation, requirement, or instruction of any national, federal, state, provincial or municipal government, or any department or agency thereof.

      2.6 Indemnification. Seller agrees to defend, indemnify and hold harmless Purchaser, its affiliates and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, reasonable counsel fees and costs incident thereto incurred by or asserted against Purchaser as a result of damage to the property of Purchaser or others, or personal injuries to or injuries resulting in the death of any person or persons, including directors, officers, employees and agents of Purchaser relating to the Products; provided, however, Seller shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to Purchaser unless such claims, losses, damages, liabilities, counsel fees or costs are determined, in a final judgment by a court of competent jurisdiction (not subject to further appeal), to have resulted primarily and directly from the gross negligence or willful misconduct of Seller or its directors, officers, employees or agents.

      2.7 Warranties. Seller will, in the case of all Products sold by it to Purchaser, use its best efforts to secure for Purchaser the benefit of all warranties Seller receives in connection with its original purchase of such Products.


                                   ARTICLE 3
                              TERM AND TERMINATION

      3.1 Term. The term of this Agreement shall commence on the date hereof and continue for a period of one (1) year after such date (the "Initial Term"). Subject to the rights of early termination set forth in this Agreement, this Agreement shall be automatically renewed on a year-to-year basis after the Initial Term (the term of each such renewal referred to as a "Renewal Term"), unless either Party provides written notice of termination to the other Party on or before ninety (90) days prior to the end of the Initial Term or any Renewal Term.





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      3.2    Termination.  Either Party may terminate this Agreement by giving written notice to the other Party after the occurrence of one of the following events:

             (a) any breach of this Agreement by the other Party that, if capable of being cured, is not cured within 60 days after written notice of such breach is received by the breaching Party;

             (b) any material breach of this Agreement by the other Party that is not capable of being cured;

             (c) initiation of liquidation, dissolution, reorganization, insolvency, bankruptcy or similar proceedings by or against the other Party; or

             (d)   the appointment of a trustee or receiver for the other
      Party.

      3.3 Termination Not Exclusive Remedy. The termination of this Agreement shall not release either Party from its liability to the other Party under this Agreement arising from a breach of this Agreement.

      3.4 Survival. Each of the Parties' obligations under this Agreement shall survive the expiration or termination of this Agreement to the extent such obligations should have been performed during the term of this Agreement and were not so performed. Notwithstanding the expiration or termination of this Agreement, this Agreement shall remain in full force in effect until each Party has discharged all of its obligations hereunder.


                                   ARTICLE 4
                            CONFIDENTIAL INFORMATION

      4.1 Non-disclosure. Either Party may from time to time provide to the other Party certain advice, technical information, know-how, and other proprietary data and information with respect to the Products. Inasmuch as various of these materials and advice (all of which will herein be referred to as the "Confidential Information") contain confidential information and trade secrets, it is hereby agreed that any Confidential Information that one Party discloses to the other is valuable, proprietary property belonging to the disclosing Party, and the receiving Party agrees that it will neither use nor disclose to any third party (except in the performance of its duties hereunder) any Confidential Information, except on prior written consent of the other Party.

      4.2 Return of Information. The Parties agree, either upon the termination of this Agreement or upon request, to surrender to the other all documentary material including Confidential Information, price lists, catalogues, technical literature, sales literature, samples and any other documents, papers or other properties of the other Party, however previously supplied.





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      4.3    Survival of Article.  The obligations of the Parties pursuant to this Article shall continue in full force and effect after the termination of this Agreement regardless of how this Agreement is terminated.


                                   ARTICLE 5
                                 GOVERNING LAW

      THE PARTIES ACKNOWLEDGE THAT THE TRANSACTIONS WHICH ARE THE SUBJECT MATTER OF THIS AGREEMENT BEAR A REASONABLE RELATION TO THE STATE OF TEXAS AND AGREE THAT THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


                                   ARTICLE 6
                                  ARBITRATION

      The Parties agree that any and all disputes arising in connection with this Agreement including, but not limited to, the validity of this provision or the performance by either Party of any obligations, commitments or promises hereunder, which cannot be resolved through good faith negotiations to the mutual satisfaction of both Parties within thirty (30) calendar days (or such longer period as may be mutually agreed upon by the Parties) after the complaining Party has notified the other Party of the complaint, shall be submitted to final and binding arbitration. Any such dispute, claim or disagreement subject to arbitration pursuant to the terms of this paragraph shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). Within ten days of the initiation of an arbitration hereunder, each Party will designate an arbitrator pursuant to the AAA Rules. The appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in the AAA Rules. The Parties agree that the decision of the arbitrators selected hereunder will be final and binding on both Parties. The place of arbitration shall be Houston, Texas, and each Party shall pay its individual costs and fees arising therefrom. Judgment upon the award resulting from arbitration may be entered in any court having jurisdiction for direct enforcement, or any application may be made to a court for a judicial acceptance of the award and an order of enforcement, as the case may be.


                                   ARTICLE 7
                               GENERAL PROVISIONS

      7.1 Notices. To be effective, all notices, consents or communications required (other than routine orders and invoices for Products, which shall be delivered in accordance with the customary manner as in the case of orders and invoices by Purchaser and Seller in the ordinary course of their businesses) shall be in writing and shall be delivered by hand or sent by first-class prepaid certified or registered mail, return receipt requested, overnight delivery service or facsimile (confirmed by first-class





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prepaid letter sent within 24 hours of dispatch) to the Parties at their respective addresses or facsimile numbers and to the attention of the persons set forth below. Any Party may change its address or facsimile number for purposes hereof by notice to all other Parties in the manner provided above. Notice will be effective upon receipt.

        Purchaser

                         OYO Geospace Corporation
                         7334 N. Gessner Road
                         Houston, Texas  77040
                         Facsimile:  (713) 937-8262
                         Attention:  Mr. C. Robert Bunch

        Seller

                         OYO Corporation
                         Ichigaya Building
                         2-6, Kudan-Kita 4-chome
                         Chiyoda-ku, Tokyo 102
                         Japan
                         Facsimile:  81-3-3262-5169
                         Attention:  Mr. Katsuhiko Kobayashi

         7.2 Severability. Should any provision of this Agreement be held unenforceable or invalid, then the Parties hereto agree that such provision shall be deemed modified to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the Parties hereto, then such provision shall be severed from this Agreement. In such case the validity of the remaining provisions shall not be affected and this Agreement shall be construed as if such provision were not contained herein.

         7.3 Headings. All headings used herein are for the convenience of reference only, do not constitute substantive provisions of this Agreement, and shall not be used in construing the meaning or intent of the terms or provisions hereof.

         7.4 Assignment. This Agreement and the rights granted hereunder shall not be assigned in whole or in part, either voluntarily, by operation of law or otherwise, without the prior written consent of both Parties, except that this Agreement may be assigned to Affiliates of a Party without prior written consent from the other Party. Any attempt to make an assignment without the consent required hereunder shall be null and void and may be treated by the other Party as a breach of a material provision of this Agreement.

         7.5 Beneficiaries. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is intended solely for the benefit of Purchaser and Seller and their respective successors and permitted assigns.





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         7.6     Entire Agreement.  This Agreement (including any other
referenced documents) constitutes the entire agreement between Purchaser and Seller concerning the subject of this Agreement. This Agreement supersedes all prior and contemporaneous agreements, communications, statements, representations and understandings, whether oral or written, on this subject.

         7.7 Amendments. Purchaser and Seller, by mutual agreement in writing, may amend, modify or supplement this Agreement. No modification or amendment of this Agreement is effective unless made in writing and signed by the Party to be bound, with such written modification or amendment stating the expressed intent to modify this Agreement. A course of dealing or performance is not a modification unless expressed in an appropriate written document and signed by the Party to be bound.

         7.8 No Waiver of Rights. A Party's failure in one or more instances to exercise or enforce any right provided by this Agreement or by law does not waive its right to exercise the right in any later instance. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. To be effective, a waiver must be expressly written and signed by the Party to be bound. A course of dealing or performance is not a waiver unless ratified in writing by the Party to be bound.

         7.9 Import/Export Regulations. The Parties agree that they will comply with the import and export laws and regulations of the United States of America and will not export or re-export any article, product, data or information to any proscribed country listed pursuant to or under such laws and regulations.

         7.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each Party and delivered to the other Party. Delivery of this Agreement by a Party may be effected by sending the other Party a facsimile copy of this Agreement as executed by the delivering Party.





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         IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the date first written above.


                                  OYO GEOSPACE CORPORATION




                                  By:   /s/ C. ROBERT BUNCH
                                      ----------------------------------------
                                            C. Robert Bunch
                                            Executive Vice President and
                                            Chief Operating Officer


                                  OYO CORPORATION


                                  By:   /s/ KATSUHIKO KOBAYASHI
                                      ----------------------------------------
                                            Katsuhiko Kobayashi
                                            Joint General Manager





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